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                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Independent Auditors" and "Financial Highlights" and to the incorporation by reference of our report dated November 1, 1996, in Post-Effective Amendment No. 79 to the Registration Statement (Form N-1A) and related Prospectus of Security Equity Fund filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-19458) and under the Investment Company Act of 1940 (Registration No. 811-1136).

                                                               Ernst & Young LLP

Kansas City, Missouri
August 1, 1997